UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2022

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Main Street Suite #610 Lexington, KY	40507
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Term Loan Facility

On November 30, 2022, Rubicon Global, LLC, a Delaware limited liability company (“Global”), Riverroad Waste Solutions, Inc., a New Jersey corporation (“Riverroad” and, together with Global, the “Borrowers”), Rubicon Technologies Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), Cleanco LLC, a New Jersey limited liability company (“Cleanco”), Charter Waste Management, Inc., a Delaware corporation (“Charter”), and Rubicon Technologies International, Inc., a Delaware corporation (“International” and, together with Charter, Holdings LLC and Cleanco, the “Guarantors”) entered into an amendment (the “Term Loan Amendment”) to the $60.0 million term loan facility entered into on March 29, 2019 and as previously amended on February 27, 2020, March 24, 2021, October 15, 2021, April 25, 2022 and November 18, 2022 (the “Term Loan Facility”) with Pathlight Capital LP, a Delaware limited partnership (the “Term Agent”), and the lenders thereto. The material assets of Rubicon Technologies, Inc., a Delaware corporation (the “Company”), are the equity interests of Holdings LLC. Pursuant to the Term Loan Amendment, the Term Agent, on behalf of the Term Loan Facility lenders, consented to the Securities Purchase Agreement (as defined below) and the Letter Agreement (as defined below) and consented to the Company’s entry into, and Holdings LLC’s and its affiliates’ compliance with the terms and provisions of, the Securities Purchase Agreement and the SEPA (as defined below and as amended by the Letter Agreement).

Additionally, the deadline for Holdings LLC’s obligation pursuant to the terms of the Term Loan Facility to contribute $4.96 million to the Borrowers from the net proceeds of a transaction or series of transactions in which, upon the issuance by the Company of debt and/or equity securities (including, without limitation, shares of capital stock, securities convertible into or exchangeable for capital stock, warrants, options, or other similar rights), the Company contributes the net proceeds of such issuance to Holdings LLC for additional equity in the form of membership interests in Holdings LLC (a “Financing Transaction”), was extended from November 23, 2022 to November 30, 2022. The deadline for Holdings LLC’s obligation pursuant to the terms of the Term Loan Facility to contribute an additional $25.0 million (the “Follow-on Contribution”) from the net proceeds of a Financing Transaction was amended from: (I) the earlier of (a) five business days after the date on which the Company’s Form S-1 registration statement initially filed with the Securities and Exchange Commission (“SEC”) on August 22, 2022 becomes effective and (b) January 31, 2023; to (II) the earlier of (a) five business days after the date on which the Initial Registration Statement (as defined below) becomes effective and (b) January 31, 2023. Holdings LLC also agreed to deliver to the Term Agent, on or before December 19, 2022, a binding agreement setting forth the terms for a portion of the Follow-on Contribution in an amount of at least $15.0 million.

Additionally, the deadline for Holdings LLC’s obligation under the Term Loan Facility to file a registration statement with the SEC with respect to the resale of the Class A common stock, par value $0.0001, of the Company (“Common Stock”) issuable pursuant to the SEPA (the “SEPA Registration Statement”) was amended from: (I) December 26, 2022; to (II) the later of (a) twenty-five (25) business days after November 30, 2022 and (b) five (5) business days after the Initial Registration Statement becomes effective.

The foregoing description of the Term Loan Amendment is qualified in its entirety by reference to the full text of the Term Loan Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

Forward Purchase Agreement Terminations

On November 30, 2022, the Company and Holdings LLC entered into an agreement (the “Atalaya Termination Agreement”) with ACM ARRT F LLC (“Atalaya”) to terminate that certain Agreement for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Agreement”) entered into by and among the parties on August 4, 2022. Pursuant to the Atalaya Termination Agreement, the parties agreed to terminate the terms and obligations of the Forward Purchase Agreement in full. In consideration thereof, the Company made a one-time cash payment to Atalaya of $6 million and Atalaya (a) retained 500,000 shares of Common Stock that it holds pursuant to the Forward Purchase Agreement, which are subject to an eighteen month lock-up, expiring on May 30, 2024, and subject to restrictions on transfers and sales, in each case, as set forth in the Atalaya Termination Agreement, (b) forfeited, for no additional consideration, 2,222,119 shares of Common Stock that it holds pursuant to the Forward Purchase Agreement, and (c) retained all proceeds from the sales of any other shares of Common Stock acquired and sold pursuant to the Forward Purchase Agreement. Further, the parties agreed to provide mutual general releases from those claims arising out of or relating to the Forward Purchase Agreement.

Concurrent with entry into the Atalaya Termination Agreement, the Company and Holdings LLC entered into a termination and release agreement (the “Vellar Termination Agreement”) with Vellar Opportunity Fund SPV LLC – Series 2 (“Vellar”) to terminate that portion of the Forward Purchase Agreement that was assigned and novated to Vellar pursuant to that certain Assignment and Novation Agreement, dated August 5, 2022, by and among the Company, Holdings LLC, Vellar and Atalaya. Pursuant to the Vellar Termination Agreement, the parties agreed to terminate the terms and obligations of the Forward Purchase Agreement in full. In consideration thereof, (a) Vellar retained 1,640,848 shares of Common Stock that it holds pursuant to the Forward Purchase Agreement (the “Previously Owned Shares”), which are subject to a lock-up, expiring on the earlier of (x) May 30, 2024 and (y) such date that is six months following the conversion of 90% of more of the principal amount of the Convertible Debentures into Common Stock (such earlier date, the “Vellar Lock-Up Date”), and subject to restrictions on transfers and sales, in each case, as set forth in the Vellar Termination Agreement, (b) Vellar retained all proceeds from the sales of any other shares of Common Stock acquired and sold pursuant to the Forward Purchase Agreement, and (c) the Company agreed to, at its sole option, either pay Vellar $2 million in cash or issue to Vellar $2 million in shares of Common Stock, in each case, on or shortly following the Vellar Lock-Up Date in accordance with the terms of the Vellar Termination Agreement. In the event that the Company pays Vellar in Common Stock (the “Settlement Shares”), such Settlement Shares shall be issued at a per-share price equal to $2 million divided by the average daily volume-weighted average price (“VWAP”) of the Common Stock over the ten scheduled trading days preceding the Vellar Lock-Up Date.

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The Company further agreed that if it issues Settlement Shares and within the first 360 calendar days from the date that the Settlement Shares are first registered for resale under an effective registration statement, Vellar sells all of the Settlement Shares in open market sales to unaffiliated third parties and realizes gross proceeds of less than $2 million, the Company will pay to Vellar a cash amount equal to the difference between $2 million and the realized gross proceeds from such sales of Settlement Shares (the “Additional Payment”).

Pursuant to the Vellar Termination Agreement, the Company agreed to provide Vellar with customary registration rights with respect to the Settlement Shares and the Previously Owned Shares; provided that if a registration statement registering the resale of such shares is not declared effective by the 45th calendar day (or 90th calendar day if the SEC notifies the Company that it will review such registration statement) following the filing date thereof, or the registration statement is declared effective and subsequently ceases to be continuously effective, the Company agrees to pay to Vellar a cash penalty fee of $5 million (the “Cash Penalty”). The Cash Penalty is also payable if the Company breaches, violates, or otherwise defaults under the Vellar Termination Agreement (subject to certain cure periods). Pursuant to the Vellar Termination Agreement, the parties further agreed to provide mutual general releases from those claims arising out of or relating to the Forward Purchase Agreement.

The foregoing descriptions of the Atalaya Termination Agreement and the Vellar Termination Agreement are qualified in their entirety by reference to the full text of the Atalaya Termination Agreement and the Vellar Termination Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and which are incorporated herein by reference.

Convertible Debentures

On November 30, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), a fund managed by Yorkville Advisors Global, LP, headquartered in Mountainside, New Jersey. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to Yorkville (i) convertible debentures (the “Convertible Debentures”) in the principal amount of up to $17 million, which are convertible into shares of Common Stock (as converted, the “Conversion Shares”), and (ii) a pre-funded common stock purchase warrant (the “Yorkville Warrant”), which is exercisable into $20 million of shares of Common Stock (the “Warrant Shares”) as further described in this Item 1.01 under the heading “Yorkville Warrant”, for a purchase price of $6 million, in each case, on the terms and subject to the conditions set forth therein.

On November 30, 2022, upon signing the Securities Purchase Agreement, the Company (i) issued and sold to Yorkville (a) a Convertible Debenture in the principal amount of $7 million for a purchase price of $7 million (the “First Convertible Debenture”), and (b) the Yorkville Warrant for a purchase price of $6 million, and (ii) paid Yorkville a commitment fee equal to $2.04 million, with such amount being deducted from the proceeds of the First Convertible Debenture and Yorkville Warrant. Pursuant to the Securities Purchase Agreement, the parties further agreed that the Company will issue and sell to Yorkville and Yorkville will purchase from the Company a second Convertible Debenture in the principal amount of $10 million for a purchase price of $10 million, upon the satisfaction of certain conditions, including, among other things, that (a) the Initial Registration Statement (as defined below) is declared effective by the SEC and (b) the Company consummates a securities offering consisting of equity or debt securities that are convertible into shares of Common Stock, provided that such offering is not a Variable Rate Transaction (as defined in the Securities Purchase Agreement), the holders of such securities are subject to a customary lock-up until January 1, 2024 and the Company receives gross proceeds of at least $15 million.

Each Convertible Debenture matures on May 30, 2024 (the “Maturity Date”), unless extended by Yorkville, and accrues interest at the rate of 4% per annum, provided that the interest rate will increase to 15% per annum upon the occurrence of certain events of default or other specified events. Principal, interest and any other payments due under the Convertible Debentures shall be paid in cash, unless converted by Yorkville or redeemed by the Company. Except as specifically permitted by the terms of a Convertible Debenture, the Company may not prepay or redeem any portion of the outstanding principal and accrued and unpaid interest thereunder.

Subject to certain limitations set forth in the Convertible Debentures, at any time on or after their respective issuance dates and so long as the Convertible Debentures remain outstanding, Yorkville may convert all or part of the Convertible Debentures into shares of Common Stock at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any portion of the outstanding principal and accrued interest under a Convertible Debenture (the “Conversion Amount”) will be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The “Conversion Price” means, as of any conversion date or other date of determination, the lower of (i) 110% of the lowest daily VWAP during the three trading days prior to the issuance date of such Convertible Debenture (the “Fixed Conversion Price”), or (ii) 90% of the lowest daily VWAP of the Common Stock during the seven consecutive trading days immediately preceding the conversion date (the “Variable Conversion Price”), but in no event lower than $0.25 per share (the “Floor Price”). The Fixed Conversion Price for the First Convertible Debenture is $2.4157. The Conversion Price will be adjusted from time to time pursuant to the terms and conditions of the Convertible Debentures. Outside of an event of default under the Convertible Debentures, when using the Variable Conversion Price, Yorkville may not convert in any calendar month more than the greater of (a) 25% of the dollar trading volume of the shares of Common Stock during such calendar month, or (b) $3 million.

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If, at any time after the issuance of the Convertible Debentures, and from time to time thereafter, (i) the daily VWAP of the Common Stock is less than the Floor Price for five trading days during a period of seven consecutive trading days (a “Floor Price Trigger”), or (ii) the Company has issued in excess of 95% of the Common Stock that it may issue without violating the rules or regulations of the New York Stock Exchange (the “Exchange Cap Trigger,” and the number of shares which may be issued without violating such rules or regulations, the “Exchange Cap”) (the last such day of each such occurrence, a “Triggering Date”), the Company will be required to make monthly payments beginning on the 20th trading day after the Triggering Date and continuing on the same day of each successive calendar month. Each monthly payment will be in an amount equal to the sum of (i) $3 million in the aggregate among all Convertible Debentures issued pursuant to the Securities Purchase Agreement (or the outstanding principal amount under the Convertible Debenture if less than such amount) (the “Triggered Principal Amount”), (ii) a 7% redemption premium in respect of such Triggered Principal Amount, and (iii) accrued and unpaid interest under the Convertible Debenture as of each payment date. Notwithstanding the foregoing, each Triggered Principal Amount will be reduced by any principal and/or accrued and unpaid interest converted by Yorkville in the 30 days prior to such monthly prepayment date. The Company’s obligation to make monthly prepayments will cease (with respect to any payment that has not yet come due) if at any time after the Triggering Date (A) the daily VWAP of the Common Stock is greater than 110% of the Floor Price for a period of five consecutive trading days in the event of a Floor Price Trigger, or (B) the date on which the Company has obtained stockholder approval to increase the number of Common Stock issuable under the Exchange Cap and/or the Exchange Cap no longer applies, in the event of an Exchange Cap Trigger, unless a subsequent Triggering Date occurs.

The Convertible Debentures provide the Company, subject to certain conditions, with the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Convertible Debentures, provided that (i) the VWAP of the Common Stock is less than the Fixed Conversion Price on the trading day immediately preceding the date of the Redemption Notice and (ii) the Company provides Yorkville with at least ten business days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise such redemption right. Each Redemption Notice will be irrevocable and will specify the outstanding balance of the Convertible Debentures to be redeemed and the 10% redemption premium on such amount. With respect to any Redemption Notice, the “Redemption Amount” will equal the outstanding principal balance being redeemed by the Company, plus (x) a 10% redemption premium and (y) all accrued and unpaid interest. After receipt of a Redemption Notice, Yorkville will have ten business days to elect to convert all or any portion of the Convertible Debentures. On the 11th business day after a Redemption Notice, the Company will deliver to Yorkville the Redemption Amount with respect to the principal amount redeemed after giving effect to conversions effected during the ten business day period.

Yorkville may declare the full unpaid principal amount of the Convertible Debentures, together with interest and other amounts owing in respect thereof, immediately due and payable in cash upon the occurrence of certain specified events of default. Upon the occurrence and during the continuance of any event of default, interest will accrue on the outstanding principal balance of the Convertible Debentures at a rate of 15% per annum. In addition to any other remedies, to the extent that the Convertible Debentures remain outstanding following an event of default or the Maturity Date, Yorkville will continue to have the right, but not the obligation, to convert the Convertible Debentures at the Conversion Price at any time after (x) an event of default (provided that such event of default is continuing) or (y) the Maturity Date.

For as long as the Convertible Debentures are outstanding, the Company must obtain Yorkville’s consent in order to (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of Yorkville, (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities, or (iii) enter into any agreement with respect to any of the foregoing.

The Securities Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of the Securities Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

In connection with the Securities Purchase Agreement, the Company and Yorkville entered into a registration rights agreement, dated November 30, 2022 (the “Yorkville RRA”), pursuant to which the Company is required to register for resale all of the Conversion Shares and Warrant Shares. The Company is required to file an initial registration statement (the “Initial Registration Statement”) covering the resale of at least 19,800,000 shares of Common Stock, consisting of Conversion Shares, by no later than the 15th calendar day following execution of the Yorkville RRA. The Company is required to file additional registration statements covering the resale by Yorkville of the Conversion Shares not covered by the Initial Registration Statement, or Warrant Shares, if applicable, on or prior to the 30th calendar day following receipt of a demand notice from Yorkville.

The foregoing descriptions of the Convertible Debentures, the Securities Purchase Agreement, and the Yorkville RRA are qualified in their entirety by reference to the full text of the First Convertible Debenture, the Securities Purchase Agreement, and the Yorkville RRA, which are attached to this Current Report on Form 8-K as Exhibits 10.4, 10.5, and 10.6, respectively, and which are incorporated herein by reference.

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Yorkville Warrant

In connection with the Securities Purchase Agreement, on November 30, 2022 (the “Issue Date”), the Company issued to Yorkville the Yorkville Warrant, pursuant to which Yorkville or its permitted assigns is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth therein, to subscribe for and purchase from the Company up to such number of Warrant Shares as is equal to the product of (a) $20 million divided by (b) the Market Price (as such number may be adjusted pursuant to the Yorkville Warrant). Yorkville may subscribe for and purchase Warrant Shares at a price of $0.0001 per share at any time on or after the earlier of (i) nine months after the Issue Date, or (ii) the date on which all of the Convertible Debentures to be issued pursuant to the Securities Purchase Agreement have been fully repaid or fully converted into shares of Common Stock (such earlier date, the “Market Price Set Date”), until the Yorkville Warrant has been exercised in full (the “Termination Date”). For purposes of determining the number of Warrant Shares issuable pursuant to the Yorkville Warrant, “Market Price” means 100% of the average of the daily VWAP of the Common Stock during the three consecutive trading days immediately following the Market Price Set Date.

The number of Warrant Shares issuable pursuant to the Yorkville Warrant is subject to two adjustments. If the average of the daily VWAP of the Common Stock during the three consecutive trading days immediately following the 3-month anniversary of the Market Price Set Date (the “3-Month Reset Price”) is lower than the Market Price, then the number of Warrant Shares exercisable shall be increased by multiplying (i) the number of then-unpurchased Warrant Shares by (ii) a ratio equal to the product of the Market Price divided by the 3-Month Reset Price. If the average of the daily VWAP of the Common Stock during the three consecutive trading days immediately following the 6-month anniversary of the Market Price Set Date (the “6-Month Reset Price”) is lower than the lower of the Market Price and the 3-Month Reset Price, then the number of Warrant Shares exercisable shall be increased by multiplying (i) the number of then-unpurchased Warrant Shares by (ii) a ratio equal to the product of the lower of (x) the Market Price and (y) the 3-Month Reset Price divided by the 6-Month Reset Price.

Pursuant to the Yorkville Warrant, the exercise price per share of Common Stock is $0.0001, subject to adjustment thereunder (the “Exercise Price”). The Yorkville Warrant may also be exercised by means of cashless exercise, in which Yorkville will be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing (a) the product of (i) the difference between (x) the VWAP on the trading day immediately prior to or on the date of the Notice of Exercise (as defined below), in each case as determined in accordance with the Yorkville Warrant, and (y) the Exercise Price, and (ii) the number of Warrant Shares that would be issuable in a cash exercise, by (b) the amount determined in clause (a)(i)(x). Yorkville may exercise its purchase rights under the Yorkville Warrant at any time on or after the Market Price Set Date and on or before the Termination Date by delivering a duly executed notice of exercise (each, a “Notice of Exercise”) to the Company and timely delivering the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise (unless cashless exercise is specified in such notice). No fractional shares or scrip representing fractional shares shall be issued upon exercise of the Yorkville Warrant. With respect to any fraction of a share which Yorkville would otherwise be entitled to purchase upon exercise of the Yorkville Warrant, the Company will, at its election, either pay a cash adjustment in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

If at any time after the Issue Date, (i) any of certain specified events of default under the Convertible Debentures occurs, (ii) the Company fails to cause its transfer agent to transmit to Yorkville any applicable portion of the Warrant Shares in accordance with, and as and when required by, the Yorkville Warrant (provided that such failure may be cured by delivery of the applicable portion of the Warrant Shares to Yorkville), or (iii) the Company commits certain material breaches of or defaults under the Yorkville Warrant, the Securities Purchase Agreement, the Yorkville RRA, the Convertible Debentures and certain related agreements (subject to certain cure periods), the Company will, at Yorkville’s option, exercisable at any time concurrently with, or after, the occurrence of an event described in clauses (i)-(iii) purchase the Yorkville Warrant in whole from Yorkville by paying to Yorkville a cash amount equal to the product of (a) $20 million, multiplied by (b) the quotient of (y) the number of Warrant Shares called for by the Yorkville Warrant as of the date such payment is made divided by (z) the original number of Warrant Shares underlying the Yorkville Warrant (plus any increase required pursuant to the terms thereof), which amount will be paid within 20 trading days of the date of notice from Yorkville.

Yorkville shall be entitled to participate in any distribution to the holders of shares of Common Stock based on the then-current Exercise Price immediately before the record date for such distribution.

The foregoing description of the Yorkville Warrant is qualified in its entirety by reference to the full text of the Yorkville Warrant, which is attached to this Current Report on Form 8-K as Exhibit 10.7 and which is incorporated herein by reference.

SEPA Amendment

On November 30, 2022, the Company and Yorkville entered into a letter agreement (the “Letter Agreement”) to amend the Standby Equity Purchase Agreement entered into by the parties on August 31, 2022 (“SEPA”). Pursuant to the Letter Agreement, the parties agreed that the Company will not file the SEPA Registration Statement until there is an effective registration statement covering the resale of at least 18,000,000 Conversion Shares.

The parties further agreed to amend the definition of “Maximum Advance Amount” (as such term is defined in the SEPA) to mean an amount equal to the average daily traded value of the Common Stock on the five trading days immediately preceding any notice of the Company to sell securities to Yorkville pursuant to the SEPA. Prior to the amendment, the “Maximum Advance Amount” was the greater of (a) an amount equal to the average daily traded value of the Common Stock on the five trading days immediately preceding any notice of the Company to sell securities to Yorkville pursuant to the SEPA and (b) $10 million.

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The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.8 and which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02. Termination of a Material Definitive Agreement

The information contained above in Item 1.01 under the heading “Forward Purchase Agreement Terminations” is hereby incorporated by reference into this Item 1.02.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The First Convertible Debenture and Yorkville Warrant were issued to Yorkville in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in a transaction not involving any public offering. The Company relied on this exemption from registration based in part on representations made by Yorkville in the Securities Purchase Agreement and Yorkville Warrant. The Convertible Debentures and Yorkville Warrant and the shares of Common Stock issuable upon conversion of the Convertible Debentures or exercise of the Yorkville Warrant, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of Common Stock are issued upon conversion of the Convertible Debentures or exercise of the Yorkville Warrant, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Convertible Debentures or exercise of the Yorkville Warrant and any respective resulting issuance of shares of Common Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits No.	Description
10.1	Sixth Amendment to Loan and Security Agreement, dated as of November 30, 2022, by and among Rubicon Global, LLC, Riverroad Waste Solutions, Inc., Rubicon Technologies Holdings, LLC, Cleanco LLC, Charter Waste Management, Inc., Rubicon Technologies International, Inc., the lenders party thereto, and Pathlight Capital LP.

10.2	Letter Agreement re: Termination of Forward Purchase Agreement, dated as of November 30, 2022, by and among Rubicon Technologies, Inc., Rubicon Technologies Holdings, LLC, and ACM ARRT F LLC.

10.3	Termination and Release Agreement, dated as of November 30, 2022, by and among Rubicon Technologies, Inc., Rubicon Technologies Holdings, LLC, and Vellar Opportunity Fund SPV LLC – Series 2.

10.4	Convertible Debenture, dated as of November 30, 2022, by and between Rubicon Technologies, Inc. and YA II PN Ltd.

10.5	Securities Purchase Agreement, dated as of November 30, 2022, by and between Rubicon Technologies, Inc. and YA II PN, Ltd.

10.6	Registration Rights Agreement, dated as of November 30, 2022, by and between Rubicon Technologies, Inc. and YA II PN, Ltd.

10.7	Pre-Funded Common Stock Purchase Warrant, dated as of November 30, 2022, issued by Rubicon Technologies, Inc. to YA II PN Ltd.

10.8	Letter Agreement to Amend Standby Equity Purchase Agreement, dated as of November 30, 2022, by and between Rubicon Technologies, Inc. and YA II PN, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Kevin Schubert
	Name:	Kevin Schubert
	Title:	President

Date: December 1, 2022

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